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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 14, 2000

               (Date of earliest event reported): February 2, 2000


                                ASK JEEVES, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


     000-26521                                             94-3334199
(Commission File No.)                          (IRS Employer Identification No.)


                5858 HORTON ST., SUITE 350, EMERYVILLE, CA 94608
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (650) 985-7400


                           -------------------------

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         Effective February 2, 2000, Answer Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Ask Jeeves, Inc., a Delaware corporation ("Parent"), was merged (the "Merger") with and into Direct Hit Technologies, Inc., a Delaware corporation (the "Company"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated January 25, 2000, among Parent, Merger Sub and the Company.

         Pursuant to the Merger, each then-outstanding share of common stock ($.001 par value) of the Company (including all shares of common stock of the Company issued upon conversion of the Company's Series C preferred stock immediately prior to the effective time of the Merger (the "Effective Time")) was converted into the right to receive 0.22791 (the "Applicable Fraction") of a share of common stock of Parent ("Parent Common Stock"), and each then-outstanding share of Series A preferred stock ($0.001 par value) and Series B preferred stock ($0.001 par value) of the Company was converted into the right to receive the Applicable Fraction of a share of Parent Common Stock, plus an applicable preference fraction ("Applicable Preference Fraction") of a share of Parent Common Stock. The Applicable Fraction is the fraction having (i) a numerator equal to (A) 4,750,000 plus, (B) the product of (1) the aggregate number of fully-diluted unvested shares of employees remaining at the Company after the Merger, and (2) the Parent Conversion Ratio (as defined below), plus
(C) the product of (1) the aggregate number of unvested shares of the Company's common stock forfeited by certain employees of the Company at the time of termination of such employees by the Company prior to the Merger or by Parent after the Merger, and (2) the Parent Conversion Ratio, less (D) the aggregate number of shares of Parent Common Stock issued to holders of the Company's Series A preferred stock and Series B preferred stock as derived by the Applicable Preference Fraction; and (ii) a denominator equal to (A) the aggregate number of vested shares of the Company's capital stock outstanding immediately prior to the Effective Time, plus (B) the aggregate number of shares of the Company's capital stock issuable upon the exercise of any vested option, outstanding warrant or other right to acquire the Company's capital stock, or the conversion of any convertible securities, outstanding immediately prior to the Effective Time, plus (C) the aggregate number of fully-diluted unvested shares of employees remaining at the Company after the Merger. The "Parent Conversion Ratio" is the fraction having a numerator of 4,750,000 and a denominator equal to (A) the aggregate number of vested shares of the Company's capital stock outstanding immediately prior to the Effective Time, plus (B) the aggregate number of shares of the Company's capital stock issuable upon the exercise of any vested option, outstanding warrant or other right to acquire the Company's capital stock, or the conversion of any convertible securities, outstanding immediately prior to the Effective Time.

         Approximately 4,780,480 shares of Common Stock of Parent will be issued to the former stockholders of the Company in the Merger. In addition, Parent assumed outstanding options to acquire the Company's common stock pursuant to the terms of the Reorganization Agreement. The Merger was intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and was to be accounted for on a purchase basis. The Company provides technology that aggregates and organizes online content to enable users to search for relevant


                                       1.

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and accurate information. Parent intends to continue to use the assets acquired to conduct such business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable for Parent to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (b) PRO FORMA FINANCIAL INFORMATION

         It is impracticable for Parent to file herewith the required pro forma financial information in this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (c) EXHIBITS

         The following Exhibit is filed as part of this report:

         2.1 Agreement and Plan of Merger and Reorganization, dated January 25, 2000, by and among Ask Jeeves, Inc., a Delaware corporation, Answer Acquisition Corp., a Delaware corporation, and Direct Hit Technologies, Inc., a Delaware corporation

         99.1 Press Release dated as of January 25, 2000, entitled "Ask Jeeves to Acquire Direct Hit Technologies, Adding Automated Search Technology to Connect Customers to Answers"

         99.2 Press Release dated as of February 10, 2000, entitled "Ask Jeeves, Inc. Completes Acquisition of Direct Hit Technologies, Inc."


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         ASK JEEVES, INC.


Dated:  February 14, 2000                By: /s/ Amy Slater
                                             -----------------------------
                                             Amy Slater
                                             General Counsel and Secretary

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                                INDEX TO EXHIBITS


         2.1 Agreement and Plan of Merger and Reorganization, dated January 25, 2000, by and among Ask Jeeves, Inc., a Delaware corporation, Answer Acquisition Corp., a Delaware corporation, and Direct Hit Technologies, Inc., a Delaware corporation

         99.1 Press Release dated as of January 25, 2000, entitled "Ask Jeeves to Acquire Direct Hit Technologies, Adding Automated Search Technology to Connect Customers to Answers"

         99.2 Press Release dated as of February 10, 2000, entitled "Ask Jeeves, Inc. Completes Acquisition of Direct Hit Technologies, Inc."


                                       1.